EXHIBIT 99.1

PSB FINANCIAL CORPORATION
AND SUBSIDIARIES

Consolidated Financial Statements
December 31, 2011

PSB FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

Contents

Page

Independent Auditors’ Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Income	3

Consolidated Statements of Stockholders' Equity	4 - 5

Consolidated Statements of Cash Flows	6 - 7

Notes to Consolidated Financial Statements	8 - 41

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders
PSB Financial Corporation
Many, Louisiana

We have audited the accompanying consolidated balances sheets of PSB Financial Corporation and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended.  These financial statements are the responsibility of the Corporation's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances,  but not for the purpose of expressing an opinion on the effectiveness of the Corporation's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PSB Financial Corporation and subsidiaries as of December 31, 2011 and 2010, the results of their consolidated operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Baton Rouge, Louisiana
March 8, 2012

8550 United Plaza Blvd., Suite 1001    •     Baton Rouge, LA 70809    •     Tel: 225.922.4600    •     Fax: 225.922.4611

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2011 and 2010
(In Thousands, Except Share Data)

ASSETS	2011	2010
Assets:
Cash and due from banks - non-interest bearing	$15,458	$14,675
Cash and due from banks - interest bearing	579	526
Federal funds sold	10,800	11,650
Securities available for sale	173,434	187,783
Other stocks, at cost	2,599	2,594

Loans	267,922	223,260
Allowance for loan losses	(3,323)	(2,737)
Net loans	264,599	220,523

Premises and equipment, net	12,013	12,121
Accrued interest receivable	1,824	2,204
Other assets	16,817	17,106

Total Assets	$498,123	$469,182

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$417,757	$392,494
Notes payable	27,581	27,807
Debentures payable	-	420
Subordinated debentures payable to statutory trusts	13,919	13,919
Accrued interest payable	329	396
Other liabilities	2,638	3,107
Total liabilities	462,224	438,143

Stockholders' equity:
Senior preferred stock series CD, 9,734 issued and outstanding	9,533	9,440
Common stock of $10 par value. Authorized 150,000 shares; issued 72,256 and 72,829 shares at December 31, 2011 and 2010, respectively	723	728
Additional paid-in-capital	569	798
Retained earnings	24,388	22,340
Unearned ESOP shares, 565 shares unallocated	(168)	-
Accumulated other comprehensive income ( loss)	854	(2,267)
Total stockholders' equity	35,899	31,039

Total Liabilities and Stockholders' Equity	$498,123	$469,182

The accompanying notes are an integral part of these consolidated financial statements.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income
Years Ended December 31, 2011 and 2010
(In Thousands, Except Share Data)

	2011	2010
Interest income:
Interest and fees on loans	$14,001	$12,874
Taxable investments	4,137	5,148
Tax-exempt investments	834	1,328
Federal funds sold	17	15
Interest bearing bank balances	19	21
Total interest income	19,008	19,386

Interest expense:
Deposits	3,074	3,712
Short-term borrowings	583	547
Subordinated debentures payable to statutory trusts	778	780
Other borrowings	809	848
Total interest expense	5,244	5,887

Net interest income	13,764	13,499

Provision for loan losses	729	532
Net interest income after provision for loan losses	13,035	12,967

Other operating income:
Service charges on deposit accounts	3,076	3,392
Life insurance income	128	77
Net gain on sales of securities available-for-sale	1,816	1,200
Other income	11	130
Total other operating income	5,031	4,799

Other operating expenses:
Salaries and employee benefits	7,867	7,570
Occupancy expenses	1,129	1,107
Equipment and data processing expenses	1,558	1,607
Other expenses	4,198	4,894
Total other operating expenses	14,752	15,178

Income before income taxes	3,314	2,588

Income tax expense	854	499

Net income	$2,460	$2,089

Basic earnings per share	$34.05	$28.68

The accompanying notes are an integral part of these consolidated financial statements.

 (Continued)

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2011 and 2010
(In Thousands, Except Share Data)

	Treasury	Treasury	Senior						Accumulated
	Preferred	Preferred	Preferred			Additional		Unallocated	Other
	Stock	Stock	Stock	Common Stock		Paid-in	Retained	ESOP	Comprehensive
	Series A	Series B	Series CD	Shares	Amount	Capital	Earnings	Shares	Income (Loss)	Total

Balance at January 1, 2010	$8,858	$490	$-	72,752	$727	$872	$20,936	$-	$(2,498)	$29,385

Comprehensive income:
Net income	-	-	-	-	-	-	2,089	-	-	2,089
Change in unrealized gain (loss):
Securities available for sale, net of tax of $335	-	-	-	-	-	-	-	-	1,013	1,013
Less: reclassification for realized gains, net	-	-	-	-	-	-	-	-	(792)	(792)
Interest rate contracts, net of tax $5	-	-	-	-	-	-	-	-	10	10
Total comprehensive income										2,320

Accretion/discount treasury preferred	99	(7)	-	-	-	(92)	-	-	-	-

Exchange treasury preferred stock series A and series B for senior preferred stock	(8,957)	(483)	9,440	-	-	-	-	-	-	-

Common stock transactions:
Shares sold	-	-	-	1,039	10	276	-	-	-	286
Shares purchased	-	-	-	(962)	(9)	(258)	-	-	-	(267)

Cash dividends	-	-	-	-	-	-	(685)	-	-	(685)

Balance at December 31, 2010	$-	$-	$9,440	72,829	$728	$798	$22,340	$-	$(2,267)	$31,039

The accompanying notes are an integral part of these consolidated financial statements.

(Continued)

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2011 and 2010
(In Thousands, Except Share Data)

	Treasury	Treasury	Senior							Accumulated
	Preferred	Preferred	Preferred			Class B	Additional		Unallocated	Other
	Stock	Stock	Stock	Common Stock		Non-Voting	Paid-in	Retained	ESOP	Comprehensive
	Series A	Series B	Series CD	Shares	Amount	Stock	Capital	Earnings	Shares	Income (Loss)	Total

Balance at January 1, 2011	$-	$-	$9,440	72,829	$728	-	$798	$22,340	$-	$(2,267)	$31,039

Comprehensive income:
Net income	-	-	-	-	-	-	-	2,460	-	-	2,460
Change in unrealized gain (loss):
Securities available for sale, net of tax of $1,456	-	-	-	-	-	-	-	-	-	4,024	4,024
Less: reclassification for realized gains, net	-	-	-	-	-	-	-	-	-	(1,199)	(1,199)
Interest rate contracts, net of tax $152	-	-	-	-	-	-	-	-	-	296	296
Total comprehensive income											5,581

ESOP:
Release of unallocated shares*	-	-	-	-	-	-	3	-	154	-	157
Dividends used to service ESOP debt	-	-	-	-	-	-	-	2	-	-	2
Purchase and leverage of shares by ESOP	-	-	-	-	-	-	-	-	(322)	-	(322)

Restricted stock accrual	-	-	-	-	-	722	28	-	-	-	28

Accretion/discount treasury preferred	-	-	93	-	-	-	(93)	-	-	-	-

Common stock transactions:
Shares sold	-	-	-	1,083	10	-	312	-	-	-	322
Shares purchased	-	-	-	(1,656)	(15)	-	(479)	-	-	-	(494)

Cash dividends	-	-	-	-	-	-	-	(414)	-	-	(414)

Balance at December 31, 2011	$-	$-	$9,533	72,256	$723	722	$569	$24,388	$(168)	$854	$35,899

*	During the year ended December 31, 2011 518 shares of the 1,083 shares sold to the ESOP were released.

The accompanying notes are an integral part of these consolidated financial statements.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years Ended December 31, 2011 and 2010
(In Thousands)

	2011	2010
Cash flows from operating activities:
Net income	$2,460	$2,089
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	729	532
Depreciation of premises and equipment	928	945
Net investment amortization	4,438	2,195
Net gain on sales of securities available-for-sale	(1,816)	(1,200)
Loss on impaired security	305	57
Proceeds from sale of fixed assets	7
Loss on disposal of equipment	2	2
Net (gain) loss on sales of other real estate	(120)	7
Other real estate writedowns	159	97
Restricted stock	28	-
(Increase) decrease in:
Accrued interest receivable	380	(177)
Cash surrender value of life insurance	(239)	(181)
(Increase) decrease in:
Accrued interest payable	(67)	(22)
Deferred compensation liability	(72)	60
Accrued compensation	(33)	98
Other, net	1,790	(252)
Net cash provided by operating activities	8,879	4,250

Cash flows from investing activities:
Purchases of securities available-for-sale	(91,059)	(198,399)
Proceeds from sales and maturities of securities available-for-sale	104,950	185,817
Net change in:
Interest bearing deposits in banks	(53)	6,735
Loans	(47,893)	(24,416)
Premises and equipment	(1,097)	(3,328)
Federal funds sold	850	(7,225)
Proceeds from sales of other real estate	2,350	2,933
Sales (purchases) of other stocks	(5)	260
Net cash used in investing activities	(31,957)	(37,623)

(Continued)

The accompanying notes are an integral part of these consolidated financial statements.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years Ended December 31, 2011 and 2010
(In Thousands)

	2011	2010
Cash flows from financing activities:
Net increase (decrease) in:
Non-interest bearing deposits	$23,236	$7,538
Money market, NOW and savings deposits	8,097	33,599
Time deposits	(6,070)	(6,078)
Short-term borrowings	-	(250)
Repayments of Federal Home Loan Bank advances	(144)	(1,111)
Repayments of First National Bankers Bank debt	(250)	-
Repayment of debentures	(420)	(450)
Proceeds on ESOP note payable	322	-
Repayment of ESOP note payable	(154)	-
Purchase of ESOP shares	(322)	-
Release of unallocated shares	154	-
Stock transactions:
Common stock issued	322	286
Common stock purchased	(496)	(267)
Cash dividends	(414)	(685)
Net cash provided by financing activities	23,861	32,582

Net (decrease) increase in cash and due from banks	783	(791)

Cash and due from banks at January 1	14,675	15,466

Cash and due from banks at December 31	$15,458	$14,675

Supplemental disclosures:
Interest paid	$5,307	$5,909
Income tax payments	690	470
Acquisition of other real estate in non-cash foreclosures	3,349	2,084

The accompanying notes are an integral part of these consolidated financial statements.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 1:  Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of PSB Financial Corporation (the Corporation) include the accounts of the Corporation and its wholly-owned subsidiaries, Peoples State Bank (the Bank) and Peoples General Agency, Inc. The Bank also has a wholly-owned subsidiary PSB Services Corp. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

As discussed in Note 10, the Corporation sponsors various statutory trusts. The trusts are utilized for the issuance of trust preferred securities.  The Corporation’s investment in these trusts is included in other assets in the consolidated balance sheets.

Business

The Corporation is a one bank holding company whose primary activity is the ownership of the Bank.  The Bank is a commercial bank headquartered in Many, Louisiana and provides a full range of banking services to individual and corporate customers through its offices in Louisiana and Texas.  As a state chartered bank, the Bank is subject to regulations of certain Federal and State agencies and undergoes periodic examinations by these regulatory agencies.  During 2010 the Corporation obtained designation as a Community Development Financial Institution.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Other estimates that are susceptible to significant change in the near term relate to the determination of the valuation of deferred tax assets, other-than-temporary impairments of securities, and the fair value of financial instruments.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies (continued)

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income.  Other comprehensive income includes unrealized gains (losses) on securities available-for-sale and interest rate contracts.  Any unrealized losses relate to factors other than credit on debt securities.

Interest Bearing Deposits in Other Banks

Interest bearing deposits in other banks mature within one year and are carried at cost, which approximates market.

Securities

Securities are being accounted for in accordance with applicable guidance contained in the Accounting Standards Codification (ASC) which requires the classification of securities into one of three categories: trading, available-for-sale, or held-to-maturity.

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates this classification periodically.  Trading account securities are held for resale in anticipation of short-term market movements.  Debt securities are classified as held to maturity when the Corporation has the positive intent and ability to hold the securities to maturity.  Securities not classified as held-to-maturity or trading are classified as available-for-sale. The Corporation does not have any trading or held-to-maturity securities during the years ended December 31, 2011 or 2010.  Available-for-sale securities are stated at fair value, with unrealized gains and losses, net of income taxes, reported as a separate component of stockholders’ equity until realized.

The Bank has adopted the Financial Accounting Standards Board (FASB) accounting guidance related to the recognition and presentation of other-than-temporary impairment.   The accounting guidance specifies that (a) if a company does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporarily impaired unless there is a credit loss. When an entity does not intend to sell the security, and it is more likely than not, the entity will not have to sell the security before recovery of its cost basis, it will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage-backed securities, over the estimated life of the security.  Amortization, accretion, and accrued interest are included in interest income on securities.  Gains and losses on the sale of securities available-for-sale are recorded on the trade date and are determined using the specific-identification method.

Loans

The Corporation grants commercial and consumer loans to customers. Loans are generally secured by specific items of collateral including real property, consumer assets, and business assets.  A substantial portion of the loan portfolio is represented by loans in northwest Louisiana, east Texas, and southwest Arkansas.  The ability of the Corporation’s debtors to honor their contracts is dependent upon the general economic conditions and industries in these areas.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies (continued)

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-off’s and the allowance for loan losses. Interest on loans is credited to operations based on the unpaid principal amount outstanding using methods that approximate the interest method.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. Past due status is based on the contractual terms of the loan. Except for loans in bankruptcy, all unpaid accrued interest is reversed and payments subsequently received are applied first to principal.  Interest income is recorded after principal has been satisfied and as payments are received.  Bankruptcy loan payments are applied according to the bankruptcy plan. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The Bank considers a loan to be impaired when, based upon current information and events, it believes it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. The Bank’s impaired loans include troubled debt restructurings, and performing and non-performing major loans for which full payment of principal or interest is not expected.  Large groups of smaller balance homogenous loans are collectively evaluated for impairment.  The Bank calculates an allowance required for impaired loans based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price or the fair value of its collateral.  If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is required as a component of the allowance for loan losses.  Changes to the valuation allowance are recorded as a component of the provision for loan losses.

On January 1, 2010, the Bank adopted, on a prospective basis, newly issued accounting guidance on sales of financial assets, which includes participating interests in loans.  For loan participations that are structured in accordance with this guidance, the sold portions are recorded as a reduction of the loan portfolio. Loan participations that do not meet the criteria are accounted for as secured borrowings.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance available for losses incurred on loans.  All losses are charged to the allowance for loan losses when the loss actually occurs or when a determination is made that a loss is likely to occur.  Recoveries are credited to the allowance at the time of recovery.  Periodically during the year management estimates the likely level of existing losses to determine whether the allowance for loan losses is adequate to absorb reasonably anticipated losses in the existing portfolio.  Management also evaluates the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Based on these estimates, an amount is charged to the provision for loan losses and credited to the allowance for loan losses in order to adjust the allowance to a level determined to be adequate to absorb existing losses.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies (continued)

It should be understood that estimates of loan losses involve an exercise of judgment.  While it is possible that in particular periods the Bank may sustain losses which are substantial relative to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the consolidated statements of condition is adequate to absorb probable losses in the existing loan portfolio.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired.  For these loans that are impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.

Troubled Debt Restructurings

In situations where, for economic or legal reasons related to a borrower's financial difficulties, the Bank grants a concession for other than an insignificant period of time to the borrower that the Bank would not otherwise consider, the related loan is classified as a troubled debt restructuring (TDR). The Bank strives to identify borrowers in financial difficulty early and work with them to modify the loan to more affordable terms before their loan reaches nonaccrual status. These modified terms may include rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. In cases where the Bank grants the borrower new terms that provide for a reduction of either interest or principal, the Bank measures any impairment on the restructuring as previously noted for impaired loans.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation.  Depreciation is computed principally on the straight-line method and charged to operating expenses over the estimated useful lives of the assets, which range from 1 to 50 years.  Costs of major additions and improvements are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

Other Real Estate

Other real estate acquired through partial or total satisfaction of loans is held for sale and is initially recorded at the lower of fair value or the recorded loan balance.  Any loss incurred at the foreclosure date is charged to the allowance for loan losses.  Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Subsequent gains or losses on such assets and related operating income and expenses are reported in other operating income or other operating expenses when earned or incurred.

Intangible Assets

During 2011, the Corporation adopted accounting guidance that allows for an assessment of qualitative factors to determine whether the existence of events or circumstances leads to a determination that a quantitative impairment test must be completed. The Corporation determined, based on the qualitative factors, that an impairment test was not necessary and therefore no impairment exist at December 31, 2011. The Corporation did perform a periodic impairment test during 2010 and determined that there was no impairment. The Corporation and the Bank have intangible assets having indefinite lives consisting of goodwill and a Texas banking charter.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies (continued)

Life Insurance Contracts

Life insurance contracts represent single premium life insurance contracts on the lives of certain officers of the Corporation. The Corporation is the beneficiary of the various policies, which have a cash surrender value of $8,036 and $7,797 at December 31, 2011 and 2010, respectively, as a vehicle to fund certain supplemental executive and director retirement plans.  Additionally, the Corporation has keyman life insurance on certain officers and directors of the Corporation.

Other Stock

The Corporation, as a member of the Federal Home Loan Bank (FHLB) system, First National Bankers Bank (FNBB) and Farmer Mac (AGB), is required to maintain an investment in capital stock of each entity.  Based on the redemption provisions of the stock, the stock has no quoted market value and is carried at cost. At its discretion, these companies may declare dividends on the stock. Management reviews for impairment based on the ultimate recoverability of the cost basis of these stocks.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year based on taxable income and deferred taxes on temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Corporation adopted the accounting guidance related to accounting for uncertainty in income taxes, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any.  A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  The determination of whether or not a tax position has met the more-than-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.  Deferred tax assets are reduced by a valuation allowance, if based on the weight of evidence available, it is more likely than not that some portion or all of deferred tax asset will not realized.

The Corporation recognizes interest and penalties on income taxes as a component of income tax expense.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies (continued)

Interest Rate Swap Agreements

Derivative financial instruments are recognized as assets and liabilities on the consolidated balance sheets and measured at fair value. For asset and liability management purposes, the Corporation uses interest rate swap agreements to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts.  Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period.  The notional amount on which the interest payments are based is not exchanged. These swap agreements are derivative instruments and convert a portion of the Corporation’s variable-rate deposits to a fixed rate (cash flow hedge) and convert a portion of its fixed-rate loans to a variable rate (fair value hedge).  The gain or loss on a derivative designated and qualifying as a fair value hedging instrument, as well as the offsetting gain or loss on the hedged item attributable to the risk being hedged, is recognized currently in earnings in the same accounting period.  For a derivative designated and qualifying as a cash flow hedging instrument, changes in the fair value of the derivative instrument, to the extent that it is effective, are recorded as a component of accumulated other comprehensive income and subsequently reclassified to earnings in the same period that the hedged transaction impacts net income.

The Bank entered into an interest rate swap contract, which qualifies as a fair value hedge, on August 29, 2007, to hedge the risks of changing interest rates.  The Bank swapped interest payments from a fixed rate loan for variable interest payments.  The contract was in the notional amount of $1,004 and expires on August 28, 2018.

The Bank entered into a second interest rate swap, which qualifies as a cash flow hedge, on March 20, 2009, to hedge the risks of changing interest rates.  The Bank swapped variable deposit interest payments based on LIBOR to a fixed rate of 2.19%. The contract was in the notional amount of $30,000 and expires on July 1, 2012.

Earnings Per Share

Basic earnings per share represents income available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Unallocated (pledged) ESOP shares are not considered as outstanding shares for the purpose of basic income per share.  Weighted average shares amounted to 71,998 in 2011 and 72,828 in 2010.

Credit Related Financial Information

In the ordinary course of business, the Corporation entered into commitments to extend credit, including commercial letters of credit and standby letters of credit.  Such financial instruments are recorded when they are funded.

Consolidated Statements of Cash Flows

In the accompanying consolidated statements of cash flows, the Corporation and subsidiaries have defined cash equivalents as those amounts included in the consolidated balance sheet caption "Cash and due from banks."

Reclassifications

Certain reclassifications have been made to the 2010 financial statements to be consistent with the 2011 presentation.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 2:  Securities Available-for-Sale

The following is a summary of the amortized cost and fair value of securities available-for-sale.

	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value
December 31, 2011:
U. S. Government agencies	$10,257	$537	$-	$10,794
Mortgage-backed investments	47,410	1,937	-	49,347
States and political subdivisions	29,018	466	149	29,335
CMO/REMIC	82,568	1,206	121	83,653
Other (corporate bonds)	2,540	-	2,235	305

	$171,793	$4,146	$2,505	$173,434

December 31, 2010:
U. S. Government agencies	$9,677	$490	$-	$10,167
Mortgage-backed investments	44,834	752	107	45,479
States and political subdivisions	43,809	72	1,884	41,997
CMO/REMIC	89,290	824	155	89,959
Other (corporate bonds)	2,812	-	2,631	181

	$190,422	$2,138	$4,777	$187,783

Provided below is a summary of securities available for sale which were in an unrealized loss position and the length of time that individual securities have been in a continuous loss position at December 31, 2011 and 2010.  Most of these unrealized losses result from securities which were purchased at a premium in anticipation of a more stable interest rate environment. Management is continually monitoring the securities portfolio.  Accordingly, management is able to effectively measure and monitor the unrealized loss position on these securities and because the Corporation does not intend to sell the securities and it is not more likely than not that the Corporation will be required to sell the investments before recovery of their amortized cost bases, the Corporation does not believe that any of the securities are other-than-temporarily impaired at December 31, 2011.  Additionally, the Corporation believes that its premium amortization policies are appropriate and will result in a reasonable return on these investments being recorded in the statements of income.

Corporate Bonds

The Corporation’s unrealized loss on one corporate bond security relates to investments in companies within the financial services sector.  The unrealized loss is primarily caused by recent decreases in profitability and profit forecasts by industry analysts resulting from the current economic crisis. The contractual term of this investment does not permit the Corporation to settle the security at a price less than the par value of the investment.  The security primarily impacted by other-than-temporary impairment testing described above is this security.  An extensive, regular review is conducted to determine if an other-than temporary impairment (OTTI) has occurred.  Default rates, discount rates, and recovery percentages are used to determine if an unrealized loss is other than temporary. During each quarter of 2011, the security was determined to have permanent impairment.  The amount included in earnings related to the credit loss for OTTI was $305,000 and $57,000 for the year ended December 31, 2011 and 2010, respectively.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 2:  Securities Available-for-Sale (continued)

	Less Than 12 Months			12 Months or More			Total
	Number of	Fair	Unrealized	Number of	Fair	Unrealized	Fair	Unrealized
	Securities	Value	Losses	Securities	Value	Losses	Value	Losses
December 31, 2011:
States and political subdivisions	7	$8,990	$100	5	$980	$49	$9,970	$149
CMO/REMIC	5	17,945	121	-	-	-	17,945	121
Other	-	-	-	1	305	2,235	305	2,235

	12	$26,935	$221	6	$1,285	$2,284	$28,220	$2,505

	Less Than 12 Months			12 Months or More			Total
	Number of	Fair	Unrealized	Number of	Fair	Unrealized	Fair	Unrealized
	Securities	Value	Losses	Securities	Value	Losses	Value	Losses
December 31, 2010:
Mortgage-backed investments	7	$26,321	$107	-	$-	$-	$26,321	$107
States and political subdivisions	39	25,212	1,348	11	4,390	536	29,602	1,884
CMO/REMIC	5	14,894	155	-	-	-	14,894	155
Other	-	-	-	1	181	2,631	181	2,631

	51	$66,427	$1,610	12	$4,571	$3,167	$70,998	$4,777

The amortized cost and fair value of debt securities available-for-sale as of December 31, 2011, by contractual maturity, are shown below.  Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with, or without, call or prepayment penalties.

	Amortized	Fair
	Cost	Value

One year or less	$164	$165
After one through five years	2,635	2,777
After five through ten years	20,161	20,710
After ten years	101,423	100,435
	124,383	124,087
Mortgage-backed investments	47,410	49,347

	$171,793	$173,434

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 2:  Securities Available-for-Sale (continued)

The following is a summary of the amortized cost and fair value of securities available-for-sale which were pledged to secure public deposits, short-term borrowings and for other purposes required or permitted by law.

	Amortized Cost	Fair Value

December 31, 2011	$113,751	$122,948

December 31, 2010	$105,424	$110,210

The following is a summary of gross realized gains and losses on investment transactions for securities available-for-sale.

	2011	2010

Gross realized gains	$2,166	$1,343
Gross realized losses	(350)	(143)

	$1,816	$1,200

Note 3:  Loans

The Bank grants commercial, agricultural, consumer and residential loans to borrowers primarily in the Bank's market areas. Although the Bank has a diversified loan portfolio, the Bank has concentration of credit risks related to the real estate market, agricultural and general economic conditions in the Bank’s market area.  The following is a summary of loans at December 31, 2011 and 2010.

	2011	2010

Commercial	$60,518	$43,447
Commercial Real Estate	156,104	126,875
Consumer	13,122	12,290
Residential	36,939	39,387
Credit Cards	1,239	1,261

	$267,922	$223,260

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 4:  Allowance for Loan Losses

Bank’s Estimation Process
The Bank has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the Bank’s portfolio. For purposes of determining the allowance for loan losses, the Bank segments all loans in its portfolio by Call Report codes:  Residential (i.e., Real Estate – Single Family Residential, , Real Estate – Residence – Second Mortgage), Commercial Real Estate (i.e. Real Estate – Multifamily, Real Estate – Non-Farm/Non-Residential, Real Estate - Development Real Estate – Construction, Real Estate – Farmland/Residential), Commercial (i.e. Commercial and Industrial, Agriculture Production and Other Farm Loans), Consumer Loans, Credit Cards and Deposits.  The models and assumptions the Bank uses to determine the allowance are independently validated and reviewed to ensure that their theoretical foundation, assumptions, data integrity, computational processes, reporting practices, and end-user controls are appropriate and properly documented.

A 36-month historical loss percentage is applied to each Call Report code. Based on credit risk assessment and the Bank’s analysis of leading predictors of losses, the Bank applies additional loss amounts based on a variety of factors. During the year, the Bank has considered and applied, where necessary, additional amounts based on changes in lending policies and procedures, economic and business conditions and developments on both a local and regional level, the nature or volume of the portfolio, key staff, the volume and severity of past due loans, the quality of the internal loan review system, or in underlying collateral values.

Reflected in the portions of the allowance previously described is an amount for imprecision or uncertainty inherent in estimates used for the allowance, which may change from period to period. This amount is the result of management’s judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other subjective factors, including industry trends, calculated to better reflect the Bank’s view of risk in the loan portfolio. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan loss and the related provision expense can materially affect net income.

Loans by Segment

The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the balance sheet date. The Bank considers the allowance for loan losses of $3,323 adequate to cover loan losses inherent in the loan portfolio at December 31, 2011. The following table presents by Call Report code the changes in the allowance for loan losses and the recorded investment in loans.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 4:  Allowance for Loan Losses (continued)

Allowance for Loan Losses and Recorded Investment in Loans

Allowance for Loan Losses

	Commerical	Commercial Real Estate	Consumer	Residential	Credit Cards	Deposits	Total

Beginnning Balance	$459	$1,138	$282	$539	$189	$130	$2,737
Charge off's	(55)	(55)	(61)	(79)	(26)	(57)	(333)
Recoveries	46	32	38	58	16	-	190
Provisions	356	256	37	16	7	57	729
Ending balance	$806	$1,371	$296	$534	$186	$130	$3,323

Ending Allowance Balances
Individually evaluated for impairment	$282	$82	$28	$227	$-	$-	$619

Collectively evaluated for impairment	$524	$1,289	$268	$307	$186	$130	$2,704

Loans Recievable

	Commerical	Commercial Real Estate	Consumer	Residential	Credit Cards	Deposits	Total
Ending Balance - Total	$60,518	$156,104	$13,122	$36,939	$1,239	$-	$267,922

Ending Loan Balances
Individually evaluated for impairment	$547	$1,404	$127	$1,050	$-	$-	$3,128

Collectively evaluated for impairment	$59,971	$154,700	$12,995	$35,889	$1,239	$-	$264,794

Transactions in the allowance for loan losses for the year ended December 31, 2010 are summarized as follows.

2010

Balance at beginning of year	$3,199
Charge offs	(1,142)
Recoveries	148
Net charge offs	(994)
Provision for loan losses	532

Balance at end of year	$2,737

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 4:  Allowance for Loan Losses (continued)

Credit Quality Information

The following table represents the credit exposures by creditworthiness category for the year ended December 31, 2011.  The use of creditworthiness categories to grade loans permits management’s use of migration analysis to estimate a portion of credit risk.  The Bank’s internal creditworthiness grading system is based on experiences with similarly graded loans.

Credit Risk Rating Ten (10) Prime Loans: This group includes all cash secured loans. Loans in this group must be fully secured by certificates of deposit or other deposit accounts.

Credit Risk Rating Twenty (20) Satisfactory Loans: Loans in this classification are considered satisfactory with no credit risk above that of the banks history for its loan type.

Credit Risk Rating Thirty (30) Special Mention: This group includes loans that have identifiable, but only potential future weakness. These loans are characteristic of customers with questionable deposit histories, past due loans, or may be affected by an external factor causing the loan to bear more risk.

Credit Risk Rating Forty (40) Substandard: This group includes loans that have identifiable and definite weakness. These loans are characterized as having significant past due trends, weak collateral positions, cash flow problems, etc.

Credit Risk Rating Fifty (50) Doubtful: This group includes loans possessing weaknesses to a degree that complete repayment is presently questionable. Potential for loss is moderate. This group is representative of loans that have continually paid late, have questionable debt repayment ability and/or are secured by questionable collateral.

Credit Risk Rating Sixty (60) Pre-Default:  This group includes all loans that are near default, however some hope for improvement exists. These loans have not been classified as impaired. Collateral for these loans is insufficient, however.

Credit Risk Rating Seventy (70) Default: This group includes all loans that have demonstrated that they will not be repaid directly from the customer. All loans falling into this category are impaired.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 4:  Allowance for Loan Losses (continued)

Credit Quality Indicators
Corporate Credit Exposure
Credit Risk by Internal Risk Category

	Commercial	Commercial Real Estate	Consumer
	2011	2011	2011

Risk Rating 10	$3,489	$-	$2,323
Risk Rating 20	55,605	148,290	10,608
Risk Rating 30	527	1,702	28
Risk Rating 40	272	4,891	21
Risk Rating 50	50	-	2
Risk Rating 60	27	-	12
Risk Rating 70	548	1,221	127
TOTAL	$60,518	$156,104	$13,121

Credit Quality Indicators
Consumer Credit
Credit Risk by Internal Risk Category

	Residential	Credit Cards
	2011	2011

Risk Rating 10	$-	$-
Risk Rating 20	33,711	1,239
Risk Rating 30	1,477	-
Risk Rating 40	580	-
Risk Rating 50	92	-
Risk Rating 60	30	-
Risk Rating 70	1,049	-
TOTAL	$36,939	$1,239

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 4:  Allowance for Loan Losses (continued)

Age Analysis of Past Due Financing Receivables by Class

Following is a table which includes an aging analysis of the recorded investment of past due financing receivables as of December 31, 2011.

2011	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Non Accrual Past Due	Total Past Due	Non Accrual & Current	Current	Total Loans Receivable	Recorded Investment > 90 Days and Accruing
Commercial/Ag Production	$27	$-	$22	$351	$400	$125	$59,993	$60,518	$22

Commercial Real Estate	150	216	-	233	599	128	155,377	156,104	-

Consumer	109	-	-	81	190	46	12,886	13,122	-

Residential	73	-	-	882	955	71	35,913	36,939	-

Consumer - Credit Card	4	31	3	-	38	-	1,201	1,239	3

TOTAL	$363	$247	$25	$1,547	$2,182	$370	$265,370	$267,922	$25

Impaired Loans

The Bank considers a loan to be impaired when, based on current information and events, the Bank determines that the Bank will not be able to collect all amounts due according to the loan contract, including scheduled interest payments. Determination of impairment is treated the same across all segments of loans. The Bank measures the impairment based on the current fair value of the collateral less selling costs when foreclosure is probable.

The following table includes the recorded investment and unpaid principal balances for impaired financing receivables with the associated allowance amount, if applicable.

Also presented is the average recorded investment of the impaired loans and the related amount of interest recognized during the year. When the ultimate collectability of the total principal of an impaired loan is in doubt and the loan is on nonaccrual status, all payments are applied to principal, under the cost recovery method. When the ultimate collectability of the total principal of an impaired loan is not in doubt and the loan is on nonaccrual status, contractual interest is credited to interest income when received, under the cash basis method. The average balances are calculated based on the month-end balances of the financing receivables of the period reported.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 4:  Allowance for Loan Losses (continued)

Impaired Loans for the year ended 12/31/11

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Interest Income Recognized
With No Related Allowance Recorded
Commercial	$13	$13	$-	$12
Commercial Real Estate	515	515	-	19
Consumer	44	44	-	1
Residential	144	144	-	-

With An Allowance Recorded
Commercial	534	534	281	10
Commercial Real Estate	889	889	82	51
Consumer	83	83	28	1
Residential	906	906	227	20

TOTAL	$3,128	$3,128	$618	$114
Commerical	$547	$547	$281	$22
Commercial Real Estate	$1,404	$1,404	$82	$70
Consumer	$127	$127	$28	$2
Residential	$1,050	$1,050	$227	$20

The average recorded investment in impaired loans for the year ended December 31, 2011 was $2,912.

The following is a summary of nonperforming loans at December 31, 2010.

2010
Loans past due 90 days or more (based on contractual terms)and still accruing interest	$-
Nonaccrual loans	2,152
Investment in impaired loans	2,695
Total reserve on impaired loans	597
Average investment in impaired loans	2,424
Fair value of impaired loans	2,098

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 4:  Allowance for Loan Losses (continued)

Nonaccrual  Loans

The Bank generally places loans on nonaccrual status when the loans reach 90 days past due. The Bank has determined that the entire balance of a loan is contractually delinquent for all segments if the minimum payment is not received by the specified due date on the borrower’s statement. Interest and fees continue to accrue on past due loans until the date the loan goes into nonaccrual status, if applicable.

The Bank places a loan on nonaccrual status, until it qualifies for return to accrual status. Generally the Bank returns a loan to accrual status when (a) all delinquent interest and principal become current under the terms of the loan agreement or (b) the loan is both well-secured and in the process of collection and collectability is no longer doubtful.

The following table presents the financing receivables on nonaccrual status as of December 31, 2011 (in thousands):

Loans Receivable on Nonaccrual Status

2011

Commercial	$361
Commercial Real Estate	476
Consumer	127
Residential	953
TOTAL	$1,917

Troubled Debt Restructures (TDRs)
When the Bank identifies a loan as impaired and has determined that the debtor is experiencing financial difficulty and the Bank has made a concession, the Bank measures the impairment based on the present value of expected future cash flows, discounted at the loan's effective interest rate, except when the sole (remaining) source of repayment for the loan is the operation or liquidation of the collateral.  If the Bank determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees or costs and unamortized premium or discount), the Bank recognizes impairment through an allowance estimate or a charge-off to the allowance. The Bank classifies these loans as TDRs.  There have been no TDRs that have subsequently defaulted.

Modifications as of 12/31/11
	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Troubled Debt Restructurings
Commercial Real Estate	2	$1,043	$1,043
Commercial & Industrial	1	$125	$125
		$1,168	$1,168

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 5:  Premises and Equipment

The following is a summary of premises and equipment at December 31, 2011 and 2010.

	2011	2010
Land	$3,313	$3,393
Buildings	10,835	10,671
Leasehold improvements	19	26
Furniture, fixtures and equipment	7,245	6,581
Construction in progress	4	206
	21,416	20,877
Less accumulated depreciation	(9,403)	(8,756)

	$12,013	$12,121

Depreciation expense for premises and equipment amounted to $928 and $945 in 2011 and 2010, respectively.

Note 6: Other Assets

The following is a summary of other assets at December 31, 2011 and 2010:

	2011	2010

Goodwill	$3,014	$3,014
Intangible asset - Texas banking charter	350	350
Other real estate	1,609	642
Cash surrender value of life insurance	8,036	7,797
Deferred income taxes	1,210	3,001
Other	2,598	2,302

	$16,817	$17,106

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 7:  Deposits

The following is a summary of deposits at December 31, 2011 and 2010.

	2011	2010

Non-interest bearing	$89,073	$65,429

Interest bearing:
Money market, NOW and savings accounts	239,458	245,329
Certificates of deposit of $100 thousand or more	51,954	55,901
Other time deposits	37,272	25,835
Total interest bearing	328,684	327,065

Total deposits	$417,757	$392,494

Interest expense on certificates of deposit of $100 or more amounted to $721 in 2011 and $826 in 2010. There were no major concentrations of deposits for the years ended December 31, 2011 and 2010.

The scheduled maturities of time deposits at December 31, 2011 are as follows.

2012	$66,392
2013	12,964
2014	4,071
2015	2,843
2016	2,956

$89,226

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 8: Notes Payable and Short-Term Borrowings

The following is a summary of notes payable at December 31, 2011 and 2010.

	2011	2010

Fixed rate advances with Federal Home Loan Bank of Dallas with a range of rates from 1.985% to 5.057% and a range of maturities from February 11, 2011 to January 14, 2019. Borrowings are collateralized by ablanket lien on first mortgages and other qualifying loans.	$25,413	$25,557

Advance with First National Bankers Bank with annual payments of $250,000 with a rate of New York Prime less .50% an a final maturity of December 15, 2019.Note is secured by stock of the Bank.	2,000	2,250

Fixed rate loan with First National Bankers Bank with annual payments with a rate of 4.00% with a maturity of June 6, 2021. Debt is collateralized by stock of the Corporation.	168	-

	$27,581	$27,807

Required principal payments on these advances and the note payables are as follows.

2012	$344
2013	282
2014	282
2015	282
2016	282
Thereafter	26,109

$27,581

On June 7, 2011, the ESOP borrowed $322 from a commercial bank to purchase 1,083 shares of the Corporation’s common stock. This loan is secured by unallocated shares of the Corporation’s common stock and was guaranteed by the Corporation.  At December 31, 2011, there are 565 unallocated shares related to this loan.

As a condition to borrowing funds from the Federal Home Loan Bank of Dallas (FHLB), the Bank is required to purchase stock in the FHLB.  No ready market exists for the stock, and it has no quoted market value.  The investment in FHLB stock can only be redeemed by the FHLB at the face value.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 8: Notes Payable and Short-Term Borrowings (continued)

The Bank has a $16,500 line of credit with First National Banker’s Bank (FNBB) with a balance of $0 at December 31, 2011 and 2010.  The line of credit is unsecured and matures June 30, 2012.

The Bank has established a line-of-credit with the FHLB to provide an additional source of operating capital. The Bank has not utilized the available credit as of December 31, 2011. The Bank could borrow approximately $66,170 under this agreement. This line-of-credit is secured by the Bank’s real estate loan portfolio and securities held at the FHLB.  As of December 31, 2011, the current interest rates on lines-of-credit ranged from 1.985% to 5.057%.  Additionally, the Bank has a $2,950 letter-of-credit with the FHLB with $150 expiring January 30, 2012 and $2,800 expiring June 7, 2012.

Note 9:  Debentures Payable

The Corporation issued callable series debentures of $1,320 during 2002. All debentures were paid in full prior to December 31, 2011. The balance at December 31, 2010 was $420.

Note 10:  Subordinated Debentures Payable to Statutory Trusts

The Corporation owns the outstanding common stock of business trusts that have issued preferred capital securities to third parties.  These trusts used the proceeds from the issuance of the common stock and the preferred capital securities to purchase debentures issued by the Corporation.  These debentures are these trusts only assets and quarterly interest payments on these debentures are the sole source of cash for these trusts to pay quarterly distributions on the common stock and preferred capital securities.  The Corporation has fully and unconditionally guaranteed the trusts’ obligations with respect to the preferred capital securities.

The Corporation has the right to defer the payment of interest on the subordinated debentures at any time, or from time to time, for periods not exceeding five years.  If interest payments on the subordinated debentures are deferred, the distributions on the trust preferred securities are also deferred.  Interest on the subordinated debentures and distributions on the trust preferred securities are cumulative.

The following is a summary of debentures payable to statutory trusts at December 31, 2011 and 2010.

	Year of	Interest
	Maturity	Rate	2011	2010

PSB Statutory Trust I	2031	3 month LIBOR, plus 3.30%	$5,671	$5,671
PSB Statutory Trust III	2036	3 month LIBOR, plus 1.85%	5,155	5,155
PSB Statutory Trust IV	2037	6.72% through June 12, 2012	3,093	3,093

			$13,919	$13,919

Interest rates adjust quarterly for the debentures whose rates are indexed with LIBOR.  Prior to December 15, 2011, the interst rate on the debentures payable to Trust III was fixed at 7.035%.  After December 15, 2011, the interest rate on the debentures payable to Trust III will be equal to 3 month LIBOR plus 1.85%.  After June 12, 2012, the interest rate on the debentures payable to Trust IV will be equal to 3 month LIBOR plus 1.70%. There is a ceiling of 12.50% to Trust I and no ceiling on Trust III or Trust IV.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 10:  Subordinated Debentures Payable to Statutory Trusts (continued)

The Corporation has the right to redeem the debentures prior to maturity.  Upon redemption of the subordinated debentures payable to a statutory trust, the trust will also liquidate its common stock and preferred capital securities. The subordinated debentures payable to Trust III were able to be redeemed by the Corporation beginning on June 26, 2011.  The subordinated debentures payable to Trust IV may be redeemed by the Corporation beginning on June 15, 2012. The subordinated debentures payable to Trust I were able to be redeemed by the Corporation beginning on July 31, 2006, subject to the following redemption price.  In the year 2012 and thereafter the redemption price is $100.00.  See Note 14.

Note 11:  Retirement Plans

The Bank has an Employee Stock Ownership Plan (the Plan).  All employees who have attained the age of twenty-one are eligible participants.  The Plan also has 401(k) provisions that allow for employee tax deferred contributions.  Participants may make contributions to the Plan in accordance with applicable regulations and the Plan’s provisions. The Bank made safe harbor elections for the years ended December 31, 2011 and 2010 resulting in a set 4% contribution based on 100% of a participant’s salary deferral, subject to a limit of 4% of the participant’s pretax annual compensation for the year.  The Bank made no additional discretionary contributions. Total contributions for the Plan year ended December 31, 2011 are anticipated to be $154.  Total contributions for the Plan year ended December 31, 2010 amounted to $246.  The Plan owned 4,075 and 4,648 shares of the Corporation’s stock at December 31, 2011 and 2010, respectively.

The Bank has deferred retirement arrangements for the benefit of certain officers and directors, which generally provide for the payment of monthly benefits to participants at age 65 for a specified period of years.  The Bank is accruing the present value of the projected benefits to the date of retirement of the respective participants.  The balance of the Bank’s deferred compensation liability at December 31, 2011 and 2010 is $1,408 and $1,481, respectively.

Note 12:  Other Expenses

Significant components of other expenses are summarized as follows.

	2011	2010

Advertising and promotion	$201	$520
Postage and carriers	452	489
Professional fees	806	690
Supplies	214	218
Assessments and dues	636	708
Communication	159	194
Loan related expenses	156	228
ESOP compensation expense	5	-
Other operating gain/loss	24	-
Other	1,545	1,847

	$4,198	$4,894

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 13:  Income Taxes

Significant components of other expenses are summarized as follows.  Components of Federal income tax expense (benefit) are as follows.

	2011	2010

Current	$671	$394
Deferred	183	105

Total	$854	$499

The differences between the actual income tax expense (benefit) and expected income tax expense are summarized as follows.

	2011	2010

Amount computed using the Federal statutory rate on earnings before income taxes	$1,127	$880
Tax effect of:
Tax-exempt income, net of disallowed interest deduction	(274)	(434)
Net life insurance income	(8)	28
Amortization of intangible assets	(19)	(26)
Other, net	28	51

Income tax expense (benefit)	$854	$499

The components of net deferred tax assets at December 31, 2011 and 2010 consist of the following:

	2011	2010
Deferred tax assets:
Allowance for loan losses	$555	$321
Deferred compensation	479	503
Other real estate	36	36
Accrued expenses	-	49
Alternative minimum tax	1,049	1,080
Unrealized loss on securities available for sale	-	897
Other	249	596
Total deferred tax assets	2,368	3,482

Deferred tax liabilities:
Depreciation	(352)	(189)
Federal Home Loan Bank stock dividends	(36)	(35)
Prepaid expenses	(194)	(151)
Unrealized loss on securities available for sale	(558)	-
Other	(18)	(106)
Total deferred tax liabilities	(1,158)	(481)

Net deferred tax assets	$1,210	$3,001

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 13:  Income Taxes (continued)

The Corporation files income tax returns in the U.S. federal jurisdiction and various states.  With few exceptions, the Corporation is no longer subject to U.S. federal, state, and local tax examinations by tax authorities for years before 2008.

Note 14:  Stockholders’ Equity

Preferred Stock

The Corporation is authorized to issue 10,000 shares of preferred stock without par value.  Dividend rates, redemption terms and conversion terms may be set by the Board of Directors.  There were no preferred shares outstanding at December 31, 2011 or 2010.

Treasury Preferred

In February 2009, in connection with the TARP Capital Purchase Program (CPP), established as part of the Emergency Economic Stabilization Act of 2008, the Corporation issued to the U.S. Treasury 9,270 shares of Treasury Preferred Stock Series A.  The Treasury Preferred Stock Series A has a call feature after five years.  In connection with this investment, the Corporation also issued to the U.S. Treasury 10-year warrants to purchase approximately 464 shares of PSB Financial Corporation common stock at an exercise price $.01 per share, which were immediately exercised into Treasury Preferred Stock Series B.  During 2010 the Corporation converted from TARP CPP to TARP’s Community Development Capital Initiative (CDCI) exchanging all outstanding shares issued to the U. S. Treasury for 9,734 shares issued to the U. S. Treasury.  This conversion lowered the dividend rate on the existing preferred stock from 5% to 2% and has no call feature.  A requirement for converting to the CDCI program was to become designated as a Community Development Financial Institution.

As required under the TARP CDCI in connection with the sale of the Senior Treasury Preferred Stock to the U.S. Treasury, dividend payments on, and repurchases of, the Corporation’s outstanding preferred and common stock are subject to certain restrictions.  For as long as any Senior Treasury Preferred Stock is outstanding, no dividends may be declared or paid on the Corporation’s outstanding preferred and common stock until all accrued and unpaid dividends are fully paid.  In addition, the U.S. Treasury’s consent is required for any increase in dividends declared on shares of common stock unless the Senior Treasury Preferred Stock is redeemed by the Corporation or transferred in whole by the U.S. Treasury.

Note 15:  Related Party Transactions

In the ordinary course of business the Bank makes loans to its (and the Corporation's) executive officers and directors, as well as other related parties, and expects to continue to do so in the future.  In the opinion of management, such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties.  The following is a summary of loans made to such borrowers; during 2010 there was an addition of a new director that had loan balances in the 2009 prior to becoming a director.

	2011	2010
Beginning balance	$28,023	$12,189
Addition of new director in 2010	-	13,643
Advances	41,638	39,175
Payments	(38,306)	(36,984)

Total	$31,355	$28,023

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 15:  Related Party Transactions (continued)

Included in deposits are deposits from directors, officers, their immediate families, and related companies. These accounts totaled approximately $25,030 and $18,493 at December 31, 2011 and 2010, respectively.

The Bank leases an office from the Chairman of the Board of Directors.  The lease agreement requires monthly rental payments in a total annual amount of $5.  The lease is an operating lease and is renewable monthly.

The Bank leases a branch facility from a member of the Board of Directors.  The lease agreement requires monthly rental payments in a total annual amount of $22 and is a noncancellable operating lease which expired in 2011.

Note 16:  Commitments and Contingencies

Litigation

The Corporation and its subsidiaries, in the normal course of business, are defendants in certain legal claims.  Management believes that the resolution of these matters will not have a material adverse effect on the Corporation's financial position or results of operations.  However, management cannot predict with reasonable certainty what impact, if any, these actions might have on the Corporation until the litigation is terminated.

Leases

The Bank has committed to lease various branch facilities under noncancellable operating leases which expire in 2012 through 2014.  Three leases have renewal options of three years, one lease has a two year option, and one lease has a one year option.  Rental expense amounted to $75 in 2011 and $104 in 2010, respectively.  Future minimum rental commitments are as follows:

2012	$57
2013	51
2014	49

$157

Credit Related Financial Instruments

The Bank is a party to credit related financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit.  These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated statements of financial condition. The contract or notional amounts of those instruments reflect the extent of the involvement the Bank has in particular classes of financial instruments.  The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and commercial letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to extend credit are agreements to lend money to customers pursuant to certain specified conditions and generally have fixed expiration dates or other termination clauses.  Since many of these commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  When making these commitments, the Bank applies the same credit policies and standards as it does in the normal lending process.  Collateral is obtained based upon the Bank's assessment of a customer's credit worthiness.  Standby and commercial letters-of-credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Essentially all letters-of-credit issued have expiration dates within one year.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 16:  Commitments and Contingencies (continued)

Credit Related Financial Instruments (continued)

When issuing letters-of-credit, the Bank applies the same credit policies and standards as it does in the normal lending process.  Collateral is obtained based upon the Bank's assessment of a customer's credit worthiness.

The Bank's maximum credit exposure in the event of nonperformance for loan commitments, credit card arrangements and letters-of-credit is represented by the contract amount of the instruments.

A summary of the Bank's instruments at December 31, 2011, is as follows:

Letters-of-credit	$2,026
Credit card arrangements	3,760
Revolving lines	31,482
Straight lines	7,714
Other unfunded commitments	27,409
Total	$72,391

Note 17:  Regulatory Matters

Federal banking regulations require that the Bank maintain certain cash reserves based on a percent of deposits.  This requirement was $8,085 at December 31, 2011.

The Bank is subject to various regulatory capital requirements administered by Federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures, established by regulation to ensure capital adequacy, require the Corporation and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2011 and 2010, that the Bank met all capital adequacy requirements to which they are subject.

As of the date of this report the Bank is pending the results of its regulatory examination that took place in January 2012.  The most recent notification from the Federal Deposit Insurance Corporation (as of September 30, 2010) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized a financial institution must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the following table.  There are no conditions or events since that notification that management believes have changed the Bank's category.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 17:  Regulatory Matters (continued)

Capital amounts and ratios as of December 31, 2011 and 2010 are presented below:

	Actual		Minimum Capital		Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2011:
Total capital (to risk weighted assets):
Consolidated	$35,173	11.0%	$25,677	8.0%	N/A	N/A
Bank only	46,912	14.5%	25,878	8.0%	32,347	10.0%
Tier I capital (to risk weighted assets):
Consolidated	43,576	13.6%	12,838	4.0%	N/A	N/A
Bank only	43,589	13.5%	12,939	4.0%	19,408	6.0%
Tier I capital (to average assets):
Consolidated	43,576	8.9%	19,587	4.0%	N/A	N/A
Bank only	43,589	8.9%	19,687	4.0%	24,609	5.0%

December 31, 2010:
Total capital (to risk weighted assets):
Consolidated	$32,510	11.0%	$23,683	8.0%	N/A	N/A
Bank only	46,298	15.3%	24,133	8.0%	30,167	10.0%
Tier I capital (to risk weighted assets):
Consolidated	40,807	13.8%	11,841	4.0%	N/A	N/A
Bank only	43,561	14.4%	12,067	4.0%	18,100	6.0%
Tier I capital (to average assets):
Consolidated	40,807	8.8%	18,465	4.0%	N/A	N/A
Bank only	43,561	9.4%	18,690	4.0%	23,562	5.0%

The ability of Peoples State Bank to pay dividends on its common stock is restricted by the Louisiana Banking Law, the FDIA, and FDIC regulations.  Prior approval of the Louisiana Office of Financial Institutions is required in certain circumstances to pay dividends.

Note 18:  Fair Value of Financial Instruments

In Accordance with the Fair Value Measurements and Disclosure topic of FASB ASC, disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, is required. Fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value is best determined based upon quoted market prices. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instruments.  Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

The recent fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 18:  Fair Value of Financial Instruments (continued)

Fair Value Hierarchy

In accordance with this guidance, the Corporation groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.  Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market.  Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 – Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments:

Investments and mortgage-backed securities – Where quoted prices are available in an active market, we classify the securities within level 1 of the valuation hierarchy.  Securities are defined as both long and short positions.  Level 1 securities include highly liquid government bonds and exchange-traded equities.

If quoted market prices are not available, we estimate fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within level 2 of the valuation hierarchy, include GSE obligations, corporate bonds, and other securities. Mortgage-backed securities are included in level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, we classify those securities in level 3.

Cash and due from banks – For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Federal funds sold/purchased and securities sold under repurchase agreements – The carrying amount approximates fair value.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 18:  Fair Value of Financial Instruments (continued)

Loans – For variable-rate loans that re-price frequently and with no significant change in credit risk, fair values based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit card loans, and other consumer loans are based on quoted market prices of similar sold in conjunction with securitization transactions, adjusted for differences in loan characteristics.  Fair values for other loans for example, commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using market interest rates for comparable loans. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit liabilities – The fair values disclosed for demand deposits (for example, interest and noninterest checking, pass book savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowings – The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on current market rates for similar types of borrowing arrangements.

Long-term borrowings – Current market rates for debt with similar terms and remaining maturities are used to estimate fair value of existing debt. Fair value of long-term debt is based on quoted market prices or dealer quotes for the identical liability when traded as an asset in an active market. If a quoted market price is not available, an expected present value technique is used to estimate fair value.

Accrued interest – The carrying amounts of accrued interest approximate fair value.

Interest rate swap agreements – Fair values for interest rate swap agreements are based upon the amounts required to settle the contracts.

Commitments – The fair value of commitments to extend credit was not significant.

Fair Value of Assets Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Level 1	Level 2	Level 3

December 31, 2011:
Swap	$-	$594	$-
Available for sale	-	168,060	5,374
Total	$-	$168,654	$5,374

December 31, 2010:
Swap	$-	$1,020	$-
Available for sale	-	182,060	5,723
Total	$-	$183,080	$5,723

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 18:  Fair Value of Financial Instruments (continued)

The majority of Level 3 instruments consist of corporate notes and bonds classified as available for sale.

The table below presents the changes in fair value for the year ended December 31, 2011, in Level 3 instruments that are measured at fair value on a recurring basis.  Subsequent to December 31, 2008, the investment custodian re-classed certain Level 3 securities to Level 2.

	2011	2010
Balance, beginning of year	$5,723	$6,055
Less: paydowns	(349)	(332)
Balance, end of year	$5,374	$5,723

Fair Value Assets Measured on a Nonrecurring Basis

Certain assets are measured at fair value on a non-recurring basis and therefore are not included in the table above.  Impaired loans are level 2 assets measured using appraisals from external parties of the collateral less any prior liens and the estimated cost of holding and selling the collateral.  As of December 31, 2011 and 2010 the fair value of impaired loans was $2,326 and $2,098, respectively.  The Bank did not record any liabilities at fair value for which measurement of the fair value was made on a nonrecurring basis during the year ended December 31, 2011 or 2010.

The estimated fair values of the Corporation’s financial instruments at December 31, 2011, were as follows:

	Carrying Amount	Fair Value

Cash and due from banks	$15,458	$15,458
Interest bearing deposits	579	579
Federal funds sold	10,800	10,800
Securities available for sale	173,434	173,434
Loans, net of allowance	264,599	266,206
Accrued interest receivable	1,824	1,824
Deposit liabilities	417,757	420,170
Other borrowed funds	27,581	29,317
Debentures	13,919	13,919
Accrued interest payable	329	329

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 18:  Fair Value of Financial Instruments (continued)

The estimated fair values of the Corporation’s financial instruments at December 31, 2010, were as follows:

	Carrying Amount	Fair Value

Cash and due from banks	$14,675	$14,675
Interest bearing deposits	526	526
Federal funds sold	11,650	11,650
Securities available for sale	187,783	187,783
Loans, net of allowance	220,523	220,349
Accrued interest receivable	2,204	2,204
Deposit liabilities	392,494	393,267
Other borrowed funds	27,807	29,600
Debentures	14,339	14,339
Accrued interest payable	396	396

Note 19: Stock-based Compensation Plan

During 2010 the Corporation established a restricted stock-based compensation plan that provides for the granting of stock, Class B Non-Voting stock, to key employees of the Corporation.  The common stock granted under this plan is valued at a price, determined by an annual valuation, which approximates fair market value of the common stock at the date of the grant.  Key employees will be entitled to all of the rights of a shareholder with respect to the restricted shares awarded under the stock-based compensation plan.  These stocks are granted to the employees at no cost.  Therefore, the fair market value at the date of grant is used to record compensation cost over the vesting period which equals the service period.  The key employees will become vested in 20% increments beginning on the sixth anniversary of the grant date or upon a change of control of the Corporation. During the year ended December 31, 2011, the Company granted 722 shares under this plan based on performance in 2010.

Note 20:  Shareholder Agreement

PSB Financial Corporation and the majority shareholder entered into an agreement which sets forth provisions for the purchase of his shares of common stock upon his death.  The purchase price shall be equal to the appraised value of the Company’s common stock as determined by the most recent appraisal obtained by the Company.

Note 21:  Subsequent Events

Management has evaluated subsequent events through the date that the financial statements were available to be issued, March 8, 2012, and determined that there were no events that require disclosure.  No events occurring after this date have been evaluated for inclusion in these financial statements.

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 22:  Parent Only Financial Statements

BALANCE SHEETS

	2011	2010
Assets:
Cash	$2,184	$1,286
Investment in banking subsidiary	47,806	44,656
Investment in nonbanking subsidiary	167	179
Investment in statutory trusts	421	421
Other assets	1,504	1,196

Total Assets	52,082	47,738

Liabilities and stockholders' equity:
Due to FNBB	2,000	2,250
ESOP debt	168	-
Debentures payable	-	420
Subordinated debentures payable to statutory trusts	13,919	13,919
Other liabilities	95	110
Stockholders' equity	35,900	31,039

Total Liabilities and Stockholders' Equity	$52,082	$47,738

STATEMENTS OF INCOME

	2011	2010
Income:
Dividends from banking subsidiary	$3,290	$2,983
Equity in loss of nonbanking subisidary	26	15
Other income	5	1
Total income	3,321	2,999

Expenses:
Interest expense	839	871
Other expenses	340	387
Total expenses	1,179	1,258

Income before income taxes	2,142	1,741

Income tax benefit	318	348

Net income	$2,460	$2,089

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 22:  Parent Only Financial Statements (continued)

STATEMENTS OF CASH FLOWS

	2011	2010
Cash flows from operating activities:
Net income	$2,460	$2,089
Adjustments to reconcile net income to net cash provided by operating activities:
Restricted stock	28	-
Other, net	(345)	20
Net cash provided by operating activities	2,143	2,109

Cash flows from investing activities:
Net investment in nonbanking subsidiary	12	10
Net cash provided by investing activities	12	10

Cash flows from financing activities:
Payments on note payable	(250)	(250)
Redemption of subordinated debentures payable to statutory trusts	(420)	(450)
Payments on ESOP note payable	(154)	-
Proceeds on ESOP debt	322	-
Purchase of ESOP shares	(322)	-
Release of unallocated shares	154	-
Stock transactions:
Common stock issued	322	286
Common stock purchased	(495)	(266)
Cash dividends	(414)	(685)
Net cash (used in) financing activities	(1,257)	(1,365)

Net increase in cash	898	754

Cash at January 1	1,286	532

Cash at December 31	$2,184	$1,286

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 23:  Bank Only Financial Statements (continued)

BALANCE SHEETS

	2011	2010
Assets:
Cash and due from banks - non-interest bearing	$15,458	$14,675
Cash and due from banks - interest bearing	579	526
Federal funds sold	10,800	11,650
Cash and cash equivalents	26,837	26,851
Securities available-for-sale	173,434	187,783
Other stocks, at cost	2,599	2,594
Loans, net of allowance	264,599	220,523
Premises and equipment, net	12,013	12,121
Accrued interest receivable	1,824	2,226
Other assets	13,939	14,145

Total assets	$495,245	$466,243

Liabilities and stockholders' equity:
Liabilities:
Deposits	$420,002	$393,487
Notes payable	25,413	25,557
Accrued interest payable	265	322
Other liabilities	2,622	3,084
Total liabilities	448,302	422,450

Stockholder's equity:
Common stock	200	200
APIC restricted stock	28	-
Capital surplus	29,793	26,384
Undivided profits	16,068	19,476
Accumulated other comprehensive income	854	(2,267)
Total stockholder's equity	46,943	43,793

Total liabilities and stockholder's equity	$495,245	$466,243

PSB FINANCIAL CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(In Thousands, Except Share Data)

Note 23:  Bank Only Financial Statements (continued)

STATEMENTS OF INCOME

	2011	2010
Interest income:
Interest and fees on loans	$14,001	$12,874
Taxable investments	4,137	5,148
Tax-exempt investments	834	1,328
Federal funds sold	17	15
Interest bearing bank balances	19	21
Total interest income	19,008	19,386

Interest expense:
Deposits	3,079	3,713
Short-term borrowings	583	547
Other borrowings	748	757
Total interest expense	4,410	5,017

Net interest income before provision for loan loss	14,598	14,369

Provision for loan loss	729	532
Net interest income after provision for loan loss	13,869	13,837

Other operating income:
Service charges on deposits	2,004	2,283
Gain on investments	1,816	1,200
Gain (loss) on other real estate	(39)	145
Fees and commissions	1,072	1,109
Life insurance income	128	77
Other income (expense)	8	(41)
Total other operating income	4,989	4,773

Other operating expenses:
Salaries and benefits	7,867	7,570
Occupancy expenses	1,129	1,107
Equipment and data processing expenses	1,558	1,607
Other expenses	3,848	4,497
Total other operating expenses	14,402	14,781

Net income before taxes	4,456	3,829

Income tax expense	(1,167)	(846)

Net income	$3,289	$2,983